Exhibit 99.1

Voyager Therapeutics Announces Pricing of Public Offering of Common Stock

Cambridge, Mass., November 7, 2017 — Voyager Therapeutics, Inc. (NASDAQ: VYGR), a clinical-stage gene therapy company focused on developing life-changing treatments for severe neurological diseases, today announced the pricing of an underwritten public offering of 4,500,000 shares of its common stock at a price of $12.00 per share, before underwriting discounts and commissions. In addition, Voyager has granted the underwriters a 30-day option to purchase up to an additional 675,000 shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the shares in the offering are to be sold by Voyager.

Morgan Stanley and Cowen are acting as joint book-running managers for the offering. Stifel and Wells Fargo Securities are acting as lead managers for the offering and Nomura is acting as co-manager. The offering is expected to close on or about November 10, 2017, subject to customary closing conditions.

A shelf registration statement relating to the shares of common stock offered in the public offering was filed with the Securities and Exchange Commission (SEC) and was declared effective on December 20, 2016 (File No. 333-214861). The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to the offering may also be obtained, when available, by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or from Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Voyager Therapeutics

Voyager Therapeutics is a clinical-stage gene therapy company focused on developing life-changing treatments for severe neurological diseases. Voyager is committed to advancing the field of adeno-associated virus (AAV) gene therapy through innovation and investment in vector engineering and optimization, manufacturing and dosing and delivery techniques. Voyager’s pipeline focuses on severe neurological diseases in need of effective new therapies, including advanced Parkinson’s disease, a monogenic form of ALS, Huntington’s disease, Friedreich’s ataxia, frontotemporal dementia, Alzheimer’s disease and severe, chronic pain. Voyager has broad strategic collaborations with Sanofi Genzyme, the specialty care global business unit of Sanofi, and the University of Massachusetts Medical School. Founded by scientific and clinical leaders in the fields of AAV gene therapy, expressed RNA interference and neuroscience, Voyager Therapeutics is headquartered in Cambridge, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “undoubtedly,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward-looking statements. For example, all statements Voyager makes regarding the public offering are forward looking. All forward-looking statements are based on estimates and assumptions by Voyager’s management that, although Voyager believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Voyager expected.  Such risks and uncertainties include, among others, those related to market and other financing conditions, the initiation and conduct of preclinical studies and clinical trials, the availability of data from clinical trials and the expectations for regulatory submissions and approvals; the continued development of the product engine; Voyager’s scientific approach and general development progress; the availability or commercial potential of Voyager’s product candidates; the sufficiency of cash resources; and need for additional financing. These statements are also subject to a number of material risks and uncertainties that are described in Voyager’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Voyager undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Relations:

Matt Osborne

Vice President of Investor Relations & Corporate Communications

857-259-5353

mosborne@vygr.com

Media:

Katie Engleman

Pure Communications, Inc.

910-509-3977

Katie@purecommunicationsinc.com